Exhibit 10.12

OMNIBUS AMENDMENT TO GUARANTY AGREEMENTS

This Omnibus Amendment to Guaranty Agreements (the “Amendment”) dated as of February 26, 2010, is made by Gulfstream Connection, Inc., a Florida corporation (“GCI”), Gulfstream International Airlines, Inc., a Florida corporation (“GIA”), Gulfstream Training Academy, Inc., a Florida corporation (“GTA”) and GIA Holdings Corp., a Delaware corporation (“Holdings”, and collectively and individually with GCI, GIA and GTA, the “Guarantor” or the “Guarantors”)) for the benefit of Shelter Island Opportunity Fund, LLC (together with its permitted assigns, the “Purchaser”).

The Purchaser and Gulfstream International Group, Inc., a Delaware corporation (the “Company”), are parties to a certain Securities Purchase Agreement dated as of August 31, 2008 (as the same may be amended, supplemented or restated from time to time, the “Securities Purchase Agreement”) pursuant to which the Purchaser agreed to purchase from the Company the Debenture (as defined in the Securities Purchase Agreement), subject to the terms and conditions thereof.

To induce Purchaser to enter into the Securities Purchase Agreement, Guarantors executed the following Guaranty agreements in favor of Purchaser: (i) that certain Guaranty executed by GCI in favor of Purchaser dated as of August 31, 2008 (the “GCI Guaranty”); (ii) that certain Guaranty executed by GIA in favor of Purchaser dated as of August 31, 2008 (the “GIA Guaranty”); (iii) that certain Guaranty executed by GTA in favor of Purchaser dated as of August 31, 2008 (the “GTA Guaranty”); and (iv) that certain Guaranty executed by Holdings in favor of Purchaser dated as of August 31, 2008 (the “Holdings Guaranty”, and individually and collectively with the GCI Guaranty, the GIA Guaranty and the GTA Guaranty, the “Existing Guaranty” or the “Existing Guarantees”).

Company has requested that Purchaser forebear from exercising certain of its rights and remedies under the Securities Purchase Agreement and the Debenture and amend certain terms and conditions of the Debenture pursuant to that certain Forbearance Agreement and Amendment to Debenture between Purchaser and Company of even date herewith (the “Forbearance Agreement”).  All references to the Debenture herein shall refer to the Debenture as amended by the Forbearance Agreement.

To induce Purchaser to enter into the Forbearance Agreement, Company has offered that Guarantors will amend the Existing Guarantees as set forth in this Amendment.  All references to the Existing Guaranty herein shall refer to the Existing Guaranty as amended hereby.  Capitalized terms used herein, but not specifically defined herein, shall have the meanings provided for such terms in the Existing Guaranty.

ACCORDINGLY, Guarantors, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1.           As of the date hereof, the definition of “Obligations” set forth in Section 1 of each Existing Guaranty is amended and restated in its entirety to read as follows:

“Obligations” mean, in addition to all other costs and expenses of collection incurred by Purchaser in enforcing any of such Obligations and/or this Guaranty, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, that are now or may hereafter contracted or acquired, of the Company to the Purchaser under this Guaranty, each other Transaction Document and that certain promissory note dated as of February 26, 2010 in the amount of $250,000 made by Company in favor of Purchaser (the “Note”) , in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owned with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Purchaser as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Company to the Purchaser, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Purchaser by assignment or otherwise, whether arising under the (i) Transaction Documents, (ii) Note, or (iii) otherwise, including, without limitation: (a) principal of, and interest on the Debentures, the Note and the loans extended pursuant thereto; (b) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Guaranty, the Note, the Debentures and any other Transaction Documents; and (c) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

2.           Guarantors affirm that as of the date hereof there exists no defense, set-off, recoupment, claim or counterclaim of any nature whatsoever to the Existing Guarantees and that the obligations and liability of each Guarantor under its respective Existing Guaranty, and the covenants, representations and warranties of such Guarantor thereunder, remain absolute, unconditional and in full force and effect.  To the extent that any such defenses, claims or counterclaims against the Purchaser may exist, Guarantors waive and release the Purchaser from same.

3.           Guarantors further acknowledge and agree that Security Agreements executed by each Guarantor on August 31, 2008 in favor of Purchaser also secure the Obligations due and owing under the Note.

4.           All other terms and conditions of the Existing Guarantees remain unchanged and in full force and effect.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

GULFSTREAM CONNECTION, INC.

By:	/s/ David F. Hackett
Name David F. Hackett
Title President

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM TRAINING ACADEMY, INC.

By:	/s/ Thomas P. Cooper
Name: Thomas P. Cooper
Title: Corporate Secretary

GIA HOLDINGS, CORP.

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

SHELTER ISLAND OPPORTUNITY FUND, LLC

By:	/s/ Michael Coiley
Name: Michael Coiley
Title: Authorized Signor